SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

November 15, 2005

Date of Report (Date of earliest event reported)

CITIZENS HOLDING COMPANY

(Exact name of the registrant as specified in its charter)

MISSISSIPPI	001-15375	64-0666512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Main Street, Philadelphia, Mississippi	39350
(Address of principal executive office)	(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2005, the Board of Directors of Citizens Holding Company (the “Company”) approved the payment of an aggregate of $409,440 in cash bonus to the Company’s officers and employees, including Greg L. McKee, the Company’s President and Chief Executive Officer, and Robert T. Smith, the Company’s Treasurer and Chief Financial Officer. The amount of the cash bonuses, which was determined in the sole discretion of the Board of Directors, equaled 5% of each officer’s or employee’s annual salary, with certain officers of the Company, including Greg L. McKee and Robert T. Smith, receiving additional bonuses. Greg L. McKee received an additional bonus in the amount of $35,375, and Robert T. Smith received an additional bonus in the amount of $10,000. These additional bonuses to certain officers were determined based on the Board of Director’s evaluation of the individual performance of each such officer. Payment of a bonus was contingent on remaining an officer or employee of the Company at the time the bonus was paid. All bonuses were paid on December 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

BY:	/s/ Robert T. Smith
Robert T. Smith
Treasurer and Chief Financial Officer

DATE: December 8, 2005